Exhibit 99.1

BrainStorm Announces Financial Results for 2014 and Provides Business Update Conference call today at 8.30 a.m. EDT

HACKENSACK, N.J. and PETACH TIKVAH, Israel, March 26, 2015 /PRNewswire/ -- BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced financial results for the three months and year ended December 31, 2014.

Tony Fiorino, MD, PhD, Chief Executive Officer of BrainStorm, stated, "We are extremely pleased with the progress we made in 2014, which was very productive from a clinical as well as operational perspective.  We saw NurOwn® make significant advances in our amyotrophic lateral sclerosis (ALS) clinical development program, with the completion of our second Israeli clinical trial and the launch of our first US clinical trial, a randomized, double-blind, placebo-controlled phase 2 study.  We also laid the groundwork for key manufacturing improvements, expanded our team to the U.S., and completed an uplisting to NASDAQ.  With these and many other accomplishments behind us, BrainStorm is well positioned to continue moving NurOwn® forward in 2015."

Major Clinical Highlights for 2014 and early 2015:

•	In June 2014, we commenced a U.S. multi-center, randomized, double-blind placebo-controlled phase 2 study of NurOwn® in ALS:
o	Enrollment has passed the half-way mark and is expected to complete around mid-year.
o	An interim safety look in January revealed no concerns.
•	In the third quarter, NurOwn® was granted Fast Track Designation by the FDA to treat ALS.
•	In January 2015, we reported positive final results of the Israeli phase 2a trial of NurOwn® in ALS.
o	NurOwn produced large, clinically meaningful reductions in the rate of decline of both the ALS functional rating score (ALSFRS-R) and forced vital capacity (FVC).

Major Corporate Highlights for 2014 and early 2015:

•	In June, we appointed Tony Fiorino, MD, PhD as Chief Executive Officer.
•	In June, we raised $10.5 million in a private placement financing.
•	In September, we completed a successful uplisting of BrainStorm common shares to NASDAQ.
•	In January 2015, the majority of investors from the June 2014 private placement exercised their warrants in exchange for issuance of a new warrant, bringing in $13 million in gross proceeds.

Financial Results for the Quarter Ended December 31, 2014

Net R&D expenses for the fourth quarter of 2014 were $1.6 million, compared with $0.8 million for the fourth quarter of 2013.  The increase was primarily the result of increased U.S. clinical trial expenses. In the fourth quarter, general and administrative expenses for 2014 totaled $1.0 million, compared with $0.5 million in 2013.  This was driven by increased stock-based compensation, fees associated with uplisting to NASDAQ, and increased payroll.  Financial expenses were $0.1 million in the fourth quarter, compared with income of $0.2 million in the fourth quarter of 2013.   Net loss was $2.7 million, versus $1.2 million in 2013.

Financial Results for the Year Ended December 31, 2014

Gross R&D expenses for the year totaled $6.1 million compared with $4.0 million for 2013, primarily the result of increased U.S. clinical trial costs partially offset by reduced costs in Israel.  Net of support from the Office of the Chief Scientist, R&D expenses for the year were $4.8 million in 2014 and $2.9 million in 2013.  General and administrative expenses for 2014 totaled $2.7 million, compared with $2.1 million in 2013.  This was driven by increased stock-based compensation, fees associated with uplisting to NASDAQ, and increased payroll.  Financial expenses for 2014 totaled $1.8 million as a result of the re-valuation of certain warrants issued to investors in the August 2013 public offering. This compared with income of approximately $144,000 in 2013.

Net loss for the year ended December 31, 2014, was $9.3 million, or $0.68 per share, compared with a net loss of $4.9 million, or $0.46 cents per share, for the year ended December 31, 2013.  The weighted average number of shares outstanding at year end 2014 was 13.7 million, compared with 10.7 million shares at year end 2013.  As of December 31, 2014, BrainStorm had $8.5 million dollars in cash, cash equivalents and short-term deposits, compared with $3.5 million dollars at year-end 2013.

Conference Call & Webcast

The Company will host a conference call today at 8:30 a.m. EDT/ 5:30 a.m. PDT to discuss the Company's financial results. See below for details:

Live Call: Domestic:  888-438-5525;
International: 719-457-2083
Conference ID:  5950362
Webcast:  http://public.viavid.com/player/index.php?id=113504

Replay: Domestic:  877-870-5176;
International: 858-384-5517 through April 9, 2015

About BrainStorm Cell Therapeutics, Inc.
BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company's website at www.brainstorm-cell.com.

Safe Harbor Statement
Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may", "should", "would", "could", "will", "expect", "likely", "believe", "plan", "estimate", "predict", "potential",  and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements.  The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Tables Follow

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS U.S. dollars in thousands

	Year Ended
	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	4,251	3,503
Short-term deposit	4,290	-
Account receivable (Note 5)	1,005	910
Prepaid expenses	32	33
Total current assets	9,578	4,446
Long-Term Assets:
Prepaid expenses	20	22
Property and Equipment	313	258
Total assets	9,911	4,726
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Trade payables	1,542	228
Accrued expenses	1,347	877
Other accounts payable	224	227
Total current liabilities	3,113	1,332
Warrants issued to investors	123	655
Total liabilities	3,236	1,987
Stockholders' Equity:
Stock capital	11	8
Additional paid-in-capital	68,317	55,138
Accumulated deficit	(61,653)	(52,407)
Total stockholders' equity	6,675	2,739
Total liabilities and stockholders' equity	9,911	4,726

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data and exercise prices)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating costs and expenses:
Research and development, net	$4,772	$2,917	$1,643	$849
General and administrative	2,649	2,126	1,023	533
Total operating costs and expenses	7,421	5,043	2,666	1,382

Operating loss	(7,421)	(5,043)	(2,666)	(1,382)
Financial (expenses) income, net	(1,825)	144	(64)	165
Pre-Tax Loss	(9,246)	(4,899)	(2,730)	(1,217)
Taxes on income	-	-
Net loss	$(9,246)	(4,899)	$(2,730)	(1,217)
Basic and diluted net loss per share from continuing operations	(0.68)	(0.46)	(0.18)	(0.10)
Weighted average number of shares outstanding used in computing basic and diluted net loss per share	13,662,758	10,738,131	15,267,005	11,750,127